Exhibit 99.1

National Bank Holdings Corporation Announces Quarterly Dividend

Company Release – January 19, 2017

GREENWOOD VILLAGE, Colo., - (PR Newswire) - National Bank Holdings Corporation (NYSE: NBHC) announced today that the Board of Directors approved a cash dividend to shareholders. The quarterly cash dividend of seven cents ($0.07) per share of common stock will be payable on March 15, 2017 to shareholders of record at the close of business on February  24, 2017.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high-quality client service and committed to shareholder results. National Bank Holdings Corporation operates a network of 91 banking centers located in Colorado, the greater Kansas City region and Texas. Through the Company’s subsidiary, NBH Bank, it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado, and Hillcrest Bank in Texas. More information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: bankmw.com,  cobnks.com,  hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Bank Midwest: facebook.com/bankmw,  twitter.com/bank_mw,  instagram.com/bankmw;

Community Banks of Colorado: facebook.com/cobnks,  twitter.com/cobnks,  instagram.com/cobnks;

Hillcrest Bank: facebook.com/hillcrestbank,  twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors:
Brian Lilly, 720-529-3315
Chief Financial Officer; Chief of M&A and Strategy
blilly@nationalbankholdings.com

or

Media:
Whitney Bartelli, 816-298-2203
Chief Marketing Officer
whitney.bartelli@nbhbank.com

Source: National Bank Holdings Corporation